                                                                   EXHIBIT 10.32


                                                       Dated as of June 23, 1997



RiboGene, Inc.
21375 Cabot Boulevard
Hayward, CA 94545


Dear Sirs:

          1. This is to confirm our understanding that Paramount Capital, Inc. ("Paramount") has been engaged as a non-exclusive financial advisor of RiboGene, Inc. (the "Company") for a period of twenty-four (24) months commencing on the date hereof (as extended pursuant to Paragraph 11 hereto, or by mutual agreement of the parties hereto, (the "Term").

          2. The Company will pay Paramount a non-refundable retainer fee for Paramount's services hereunder in an amount equal to four thousand dollars ($4,000) per month, minimum engagement of twenty-four (24) months, with the first $20,000 of the retainer fee payable upon the Final Closing Date.

          The Company also agrees to pay in cash all out-of-pocket expenses incurred by Paramount in providing its services hereunder, including reasonable fees and disbursements of Paramount's counsel, such expense to be paid upon submission of a bill or bills by Paramount from time to time.

          3. Upon the Closing of each Investment (as defined below) during the Term or during the twelve-month period following the expiration of earlier termination of the Term, the Company shall pay to Paramount a fee in an amount equal to nine percent (9%) of the aggregate value of such Investment and shall issue to Paramount warrants to purchase an amount of securities equal to ten percent (10%) of the securities sold as part of such Investment at an exercise price equal to one-hundred-ten percent (110%) of the price of such securities, exercisable until five (5) years from the date of issuance of such warrants. For the purposes of this Agreement, an Investment shall mean any purchase of securities of the Company which is made during the Term or during the twelve-month period following the expiration of the Term by an investor first introduced to the Company by or through Paramount during or prior to the Term; provided that no compensation shall be due to Paramount pursuant to this paragraph 3 for an Investment with respect to which Paramount is entitled to compensation pursuant to that certain Placement Agency Agreement dated August 1, 1996 between Paramount and the Company and provided further that if the terms of both the Placement Agency Agreement and this Agreement would be applicable to any particular investment, the terms of the Placement Agency Agreement shall govern and Paramount shall be entitled to the compensation set forth therein.

          4. (a) Should the Company enter into an agreement with a party first introduced to the Company by or through Paramount during or prior to the Term pursuant to which the Company consummates a sale, merger, consolidation, tender offer, business combination or similar transaction involving a majority of the business assets or stock of the Company (a "Sale") during the Term, or during the twelve-month period following the expiration of such Term, then the Company shall pay Paramount: (i) a fee equal to ten percent (10%) of the aggregate consideration paid to the Company by the acquiror, such fee to be payable in cash simultaneously with the closing of such Sale; and (ii) an equity payment in an amount to be agreed upon between the parties, but in no event less than ten percent (10%) of the equity received by the Company (or the aggregate amount of equity received by its shareholders) as a result of the Sale.

          (b) Should the Company enter into an agreement with a party first introduced to the Company by or through Paramount during or prior to the Term pursuant to which the Company consummates a transaction wherein the Company acquires all or substantially all of the business assets or stock of another entity in which the Company is the surviving entity (an "Acquisition") during the Term, or during the twelve-month period following the expiration of such Term, then the Company shall pay Paramount: (i) a fee equal to ten percent
(10%) of the aggregate consideration paid by the Company to the entity acquired, such fee to be payable in cash simultaneously with the closing of such Acquisition; and (ii) a payment in the form of equity securities of the Company in an amount to be agreed upon between the parties, but in no event less than an amount equal in value to ten percent (10%) of the aggregate consideration paid by the Company to the entity acquired as a result of the Acquisition.

          (c) For purposes of calculating Paramount's fee under this Paragraph 4, the aggregate consideration paid with respect to the business, assets or stock of the Company shall be equal to the total of all cash, securities and/or other assets paid for such business, assets or stock by the acquiror Aggregate consideration shall also include: (i) any commercial bank or similar indebtedness of the Company which is repaid or for which the responsibility to pay is assumed by the acquiror in connection with such transaction; (ii) the greater of the stated value or the liquidation value of preferred stock of the Company which is assumed or acquired by the acquiror and which is not converted into common stock upon the consummation of such transaction; (iii) future payments for which the acquiror is obligated absolutely ("Acquiror Future Payments"); and (iv) future payments for which the acquiror is obligated upon the attainment of milestones or financial results ("Acquiror Contingent Payments"). The fee to be paid to Paramount as a result of Acquiror Future Payments shall be paid upon the date of closing of such Acquisition and shall be valued at the present value of the Acquiror Future Payments. The fee to be paid to Paramount as a result of Acquiror Contingent Payments shall be paid upon the receipt of such payments by the Company. In the event a Sale of the Company or an Acquisition by the Company is consummated through a multiple-step transaction wherein the acquiror is not obligated either absolutely or upon the attainment of milestones or financial results to make future payments to further increase the acquiror's ownership in the Company (the "Multiple-Step Payments"), the Company agrees to pay Paramount a fee on such Multiple-Step Payments which shall be calculated pursuant to this Paragraph 4. Such fee shall be paid to Paramount upon receipt by the Company of such Multiple-Step Payments and shall be in addition to the fee paid to Paramount in the first step of such transaction.

     5. Should the Company enter into an agreement with an investor first introduced to the Company by or through Paramount during or prior to the Term pursuant to which the Company consummates a Strategic Alliance(s) (as defined below), or during the twelve-month period following the expiration of such Term, then the Company shall pay Paramount: (a) a fee equal to ten percent
(10%) of the present value of the Aggregate Consideration (as defined below) to be received by the Company, its shareholders or employees in each such transaction; and (b) an equity payment in an amount to be agreed upon between the parties, but in no event less than ten percent (10%) of the Aggregate Consideration. Such fee shall be paid to Paramount in cash simultaneously with the closing of each such transaction. For the purpose of calculating
Paramount's fee under this Paragraph 5, Aggregate Consideration shall include, but not be limited to: (i) all payments made at the closing of such transaction for equity securities, equity security rights or similar rights; (ii) technology access fees or similar up-front payments, (iii) other future payments, including without limitation, licensing fees, lump sum payments, royalties and deferred technology access fees, to be made to the Company or its employees for which the Strategic Alliance partner(s) or other counter-parties (each a "Partner") is obligated either absolutely ("Strategic Future Payments") or upon the attainment of milestones or on a percentage or royalty basis ("Strategic Contingent Payments"); (iv) funding provided, arranged or introduced by the Partner (through reimbursement or otherwise) relative to research and development, testing, clinical trials and related expenditures, whether such work is performed, subcontracted or managed by the Company or the Partner; and (v) the repayment or assumption by the Partner of obligations of the Company, including indebtedness for money borrowed or amounts owed by the Company to inventors or owners of technology. It is further understood that Aggregate Consideration shall not be reduced by the amount of the fee due to Paramount hereunder. Any portion of the Aggregate Consideration constituting Strategic Future Payments shall be paid at closing and shall be valued at the present value of the Strategic Future Payments. The fee to be paid to Paramount as a result of Strategic Contingent Payments shall be paid upon the receipt of such payments and shall be in addition to any fees paid at closing. A
"Strategic Alliance" may include, but is not limited to: (i) any joint venture, partnership, license or other contract for the research, development, manufacturing, marketing, distribution, sale or other activity relating to the Company's present and/or future products; (ii) the purchase of, or commitment to purchase from the Company, less than a majority of the business, assets or stock of the Company by a Partner(s); (iii) the sale of any of the Company's assets or any rights in respect to its products and/or technology; and
(iv) a commitment to provide funding for all or part of the Company's research and development activities, whether such work is performed or managed by the Company or Partner.

         For purposes of calculating the present value of any Strategic Future Payments, Strategic Contingent Payments, Acquiror Future Payments or Acquiror Contingent Payments, the Company and Paramount agree to discount all such payments by a discount factor equal to fifteen percent (15%) per annum, and, where necessary, to use the projections which have been provided to prospective Partners in the course of the transaction to quantify these Strategic Future Payments, Strategic Contingent Payments, Acquiror Future Payments or Acquiror Contingent Payments. For the purposes of calculating Paramount's fee, securities constituting part of Aggregate Consideration which are traded on a national or recognized foreign securities exchange or the Nasdaq National Market System shall be valued at the last closing bid price thereof prior to the date of the consummation or closing of any such transaction. Such securities which are traded over-the-counter shall be valued at the mean between the latest bid and asked prices prior to date of the consummation or closing of any such transaction.

         6. Should Paramount introduce the Company to a potential product, process or technology which is subsequently licensed or otherwise acquired by the Company, the Company and Paramount shall negotiate in good faith a fee for such introduction provided that in no event shall such fee be less than: (a) $200,000 in cash; and (b) an equity payment in an amount to be agreed upon between the parties; but in no event less than ten percent (10%) of the total outstanding shares of common stock of the Company on a fully diluted basis.

         7. In the event that the Company, its directors or management initiate any discussions with a third party in furtherance of any Sale, Acquisition, Investment or Strategic Alliance or receive any meaningful inquiry or are aware of the interest of any third party concerning a Sale, Acquisition, Investment or Strategic Alliance which is the subject of this Agreement, they shall promptly inform Paramount of the party and its interest.

         8. Any financial advice rendered by Paramount pursuant to this agreement (and the existence of this Agreement) shall not be disclosed publicly in any manner without Paramount's prior written approval and shall be treated by the Company as confidential information. The Company shall provide Paramount with all financial and other information requested by Paramount for the purposes of rendering its services pursuant to this Agreement.

         9. All non-public information given to Paramount by the Company shall be treated by Paramount as confidential information and shall not be used by Paramount except in rendering its services pursuant to this Agreement. Paramount may rely, without independent verification, on the accuracy and completeness of any information furnished to Paramount by the Company, subject to its obligations under the securities laws.

          10. In the event that Paramount becomes involved in any capacity in any action, proceeding, investigation or inquiry in connection with any matter referred to in this Agreement or arising out of the matters contemplated by this Agreement, the Company shall reimburse Paramount for its legal and other expenses (including the cost of any investigation and preparation) as they are incurred by Paramount in connection therewith. The Company also agrees to indemnify each of Paramount, the directors, officers, employees and agents thereof (the "Indemnitees"), pay on demand and protect, defend, save and hold each Indemnitee harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, attorney's fees) (any of the foregoing, a "Claim") incurred by or asserted against any Indemnitee of whatever kind or nature, arising from, in connection with or occurring as a result of this Agreement or the matters contemplated by this Agreement, unless it shall be finally judicially determined that such losses, claims, damages or liabilities arise solely out of the willful misfeasance of Paramount in performing the services which are the subject of this Agreement. The foregoing agreement shall be in addition to any rights that any Indemnitee may have at common law or otherwise.

          11. The Term of this Agreement shall be twenty-four (24) months commencing on the date hereof. Thereafter, this Agreement may be extended by mutual written agreement of the parties (the "Extended Term"); provided, however, regardless of any termination, the rights to compensation contained in Paragraphs 3, 4 and 5 and to indemnity and reimbursement contained in Paragraph 10 shall survive. In addition to any retainer fees, Paramount shall be entitled to the reimbursement of expenses incurred by Paramount as a result of services rendered prior to the date of the termination.

          12. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

          13. This Agreement shall be binding upon Paramount and the Company and the successors and assigns of Paramount. The Company shall not assign or sell all or substantially all of the Company's business and/or assets without first requiring in writing that such assignee or successor is bound by the provisions of this Agreement.

          14. The Company recognizes and agrees that Paramount has and will continue to enter into similar agreements with other companies, many of which engage in business activities which are similar to the Company's line of business. Furthermore, the Company recognizes that Paramount is not obligated to present any opportunities for an Investment, Sale, Acquisition, Strategic Alliance or any other opportunities to the Company and nothing in this Agreement shall be construed to limit Paramount's ability to introduce Investment, Sale, Strategic Alliance or any other opportunities to any other Company.

         Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter.

                                        Sincerely yours,

                                        PARAMOUNT CAPITAL, INC.


                                        By: /s/ LINDSAY A. ROSENWALD
                                            -----------------------------------
                                        Name:  Lindsay A. Rosenwald, M.D.
                                        Title: Chairman

Confirmed as of the date hereof:

RIBOGENE, INC.


By: /s/ CHARLES J. CASAMENTO
    -----------------------------------
Name:  Charles J. Casamento
Title: Chairman, President and CEO










                                       7